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                                                                     EXHIBIT 5.1

                           MAURICE J. BATES, L.L.C.
                                ATTORNEY AT LAW
                          8214 WESTCHESTER SUITE, 500
                              DALLAS, TEXAS 75225

                           Telephone (214) 692-3566
                           Fax       (214) 987-2091

                                 July 21, 1998

Westower Corporation
7001 NE 40th Avenue
Vancouver, Washington 98661

     Re:  Registration Statement on Form S-8

Gentlemen:

     You have requested my opinion in connection with a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 400,000 shares of common stock, $.01 par value, (the "Shares") issuable pursuant to the 1997 Stock Compensation Plan of Westower Corporation (the "1997 Plan"). I have examined the minute books of the Company, the Registration Statement and such other documents as I deemed necessary to render this opinion.

     Based upon the foregoing, I am of the opinion that the 1997 Plan and the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the 1997 Plan, the Shares will be validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ MAURICE J. BATES

                                       Maurice J. Bates